Exhibit 99.1

EDITORIAL CONTACT:

Amy Flores

+1 408 345 8194

amy_flores@agilent.com

INVESTOR CONTACT:

Alicia Rodriguez

+1 408 345 8948

alicia_rodriguez@agilent.com

Agilent Technologies Reports First Quarter 2010 Results

Highlights:

•                  GAAP net income of $79 million, or $0.22 per share

•                  Non-GAAP earnings of $135 million, or $0.38 per share(1)

•                  Orders of $1.22 billion, up 9 percent from last year; revenue of $1.21 billion, up 4 percent from one year ago

•                  Restructuring actions to achieve $525 million of annualized savings nearly completed

•                  Second quarter non-GAAP earnings guidance of $0.38 - $0.42 per share compares to $0.13 one year ago(3)

•                  Full fiscal year 2010 revenues expected to rise roughly 10 percent, and non-GAAP earnings to be in the range of $1.65 - $1.70 per share.

SANTA CLARA, Calif., Feb. 12, 2010 — Agilent Technologies Inc. (NYSE: A) today reported revenues of $1.21 billion for the first fiscal quarter ended Jan. 31, 2010, 4 percent above one year ago. First quarter GAAP net income was $79 million, or $0.22 per diluted share. Last year’s first quarter GAAP net income was $64 million, or $0.18 per share.

During the first quarter, Agilent had restructuring and asset impairment charges of $48 million and $10 million of non-cash amortization. Excluding these items and $2 million of other net charges, Agilent reported fourth quarter adjusted net income of $135 million, or $0.38 per share. On a comparable basis, the company earned $72 million, or $0.20 per share, one year ago.

“The economic momentum Agilent began to see late last year continued in our fiscal first quarter,” said Bill Sullivan, Agilent president and chief executive. “First quarter revenues of $1.21 billion were up sequentially for the second consecutive quarter, and were 4 percent above one year ago.”

First quarter Electronic Measurement revenues were down 2 percent from one year ago, but orders were up 8 percent, with solid demand from industrial, computer and semiconductor.  Chemical Analysis revenues were 13 percent above one year ago, while orders were up 12 percent.   Life Sciences revenues were 10 percent ahead of last year while orders were up 9 percent from one year ago.

“Non-GAAP earnings of $0.38 per share were well above our expectations,” said Sullivan, “demonstrating the power of Agilent’s operating model as our markets begin to recover.  Our restructuring actions to lower Agilent’s revenue breakeven by over half a billion dollars can also be clearly seen in this quarter’s operating results.  Early in the new upturn, we are already reporting mid-cycle operating margins of 15 percent and a 21 percent Return On Invested Capital(2).”

First quarter ROIC of 21 percent compared with 11 percent one year ago.  Inventory Days On Hand improved by 19 days to 93, while Receivables Days Sales Outstanding, at 47, improved by two days.  The company generated $30 million of cash from operations during the seasonally weak first quarter.  It ended the quarter with net cash of $1.20 billion.

Looking ahead, Sullivan said, “It is still early in the new economic cycle to be confident of future prospects but our orders suggest that the momentum will continue at a moderate pace, with broadening of the recovery across most markets and geographies as the year unfolds.

“We expect our fiscal second quarter revenues to be about 12 - 15 percent above last year, while non-GAAP earnings(3) are expected to be in the range of $0.38 - $0.42 per share compared to $0.13 one year ago.  For the full fiscal year 2010, we now expect Agilent stand alone revenues to be up roughly 10 percent and non-GAAP earnings to be in the range of $1.65 - $1.70 per share.”

During the quarter, Agilent announced it had received conditional antitrust clearance from the European Commission (EC) for Agilent’s proposed acquisition of Varian Inc.  The company is in the process of divesting certain assets in order to comply with the remedies required by the EC.  Clearance by the U.S. Federal Trade Commission (FTC) is still pending, although we do not expect the FTC to seek additional remedies in markets beyond those committed to for the European Commission.

Segment Results

Chemical Analysis

($ millions except where noted)

	Q1:F10	Q4:F09	Q1:F09
Orders	242	238	216
Revenues	244	225	216
Gross Margin, %	55%	55%	55%
Income from Operations	67	62	57
Segment Assets	529	463	490
Return On Invested Capital(2), %	60%	59%	45%

Chemical Analysis segment orders of $242 million were up 12 percent from one year ago and up 7 percent in local currency terms.  Revenues of $244 million were 13 percent above last year and up 9 percent adjusted for the weaker U.S. dollar.  Geographically, the Americas were down 3 percent while Europe and Japan were up about 20 percent and other Asia jumped 23 percent.  By market, growth was uniformly up double digits in food, petrochemical, environmental and other applied markets.  By platform, GC/MS and ICP/MS both showed particular strength due to successful new product introductions.

First quarter segment income from operations of $67 million was $10 million above last year’s results on a $28 million increase in revenues, an attractive 38 percent incremental. Gross margins were stable at 55 percent, while operating margin, at 27.5 percent, was 1 ½ points higher than one year ago. Segment Return On Invested Capital(2) rose 15 points to 60 percent.

Life Sciences

($ millions except where noted)

	Q1:F10	Q4:F09	Q1:F09
Orders	336	352	307
Revenues	340	319	309
Gross Margin, %	54%	54%	55%
Income from Operations	55	47	44
Segment Assets	1,162	1,019	1,074
Return On Invested Capital(2), %	21%	19%	16%

First quarter Life Sciences orders of $336 million were 9 percent above last year and were up 4 percent currency-adjusted.  Revenues of $340 million were up 10 percent from one year ago, or 5 percent in local currency terms.   Pharma and Biotech market revenues rose 8 percent, as did Academic and Government markets, while revenues from Food Testing were 22 percent above last year.  Geographically, the Americas grew 3 percent and Europe was up 9 percent, while Asia jumped 25 percent above one year ago.  By platform, both LCs and microarrays were particularly strong, up about 15 percent from one year ago.

First quarter segment income from operations of $55 million was $11 million above last year’s results on a $31 million increase in revenues, an attractive 36 percent incremental.  Gross margins were stable at 54 percent, while operating margin, at 16 percent, was up 2 points from one year ago. Segment Return On Invested Capital(2) rose 5 points to 21 percent.

Electronic Measurement

($ millions except where noted)

	Q1:F10	Q4:F09	Q1:F09
Orders	642	684	592
Revenues	629	623	641
Gross Margin, %	57%	56%	54%
Income from Operations	58	40	(6)
Segment Assets	2,243	2,084	2,286
Return On Invested Capital(2), %	13%	10%	0%

First quarter Electronic Measurement orders of $642 million were 8 percent above one year ago, or up 6 percent in local currency terms, the first increase since early 2008.  Revenues of $629 million were down 2 percent from last year.  Industrial, computer and semiconductor market revenues of $426 million were up 13 percent.  Communications revenues of $203 million were down 23 percent from one year ago due to continued weakness in wireless manufacturing handset test markets.  Geographically, revenues were down 3 percent in the Americas and Europe, Japan was off 25 percent and other Asia was up 16 percent from last year.

First quarter segment profit of $58 million was $64 million above last year despite $12 million lower revenues, a reflection of the successful restructuring of this business.  Gross margins rose by 3 points from last year to 57 percent, while the segment operating margin improved by 10 points to 9 percent.  Segment ROIC(2) rose 13 points to 13 percent.

About Agilent Technologies

Agilent Technologies Inc. (NYSE: A) is the world’s premier measurement company and a technology leader in communications, electronics, life sciences and chemical analysis. The company’s 16,000 employees serve customers in more than 110 countries. Agilent had net revenues of $4.5 billion in fiscal 2009. Information about Agilent is available on the Web at www.agilent.com.

Agilent’s management will present more details on its first quarter FY2010 financial results on a conference call with investors beginning today at 5:30 a.m.

(Pacific). This event will be webcast live in listen-only mode. Listeners may log on at www.investor.agilent.com and select “Q1 2010 Agilent Technologies Inc. Earnings Conference Call” in the “News & Events — Calendar of Events” section. The webcast will remain available on the company’s Web site for 90 days.

A telephone replay of the conference call will be available from 8:30 a.m. (Pacific) today through Feb. 19, 2010. The replay number is +1 888 286-8010; international callers may dial +1 617 801-6888. The passcode is 15740183.

Forward-Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding Agilent’s future revenues, earnings and profitability; the future demand for the Company’s products and services; revenue and non-GAAP earnings guidance for the second quarter and full fiscal year 2010; the planned acquisition of Varian, Inc. and our planned restructuring activities, including our current estimates of the scope, timing and cost of those activities. These forward-looking statements involve risks and uncertainties that could cause Agilent’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, the receipt and timing of regulatory approvals for the Varian acquisition, satisfaction of closing conditions precedent to the consummation of the Varian acquisition, unforeseen changes in the strength of our customers’ businesses, unforeseen changes in the demand for current and new products and technologies, the risk of additional costs and delays associated with compliance with U.S. and international labor and other laws associated with our planned restructuring activities, the risk that a further decline in general economic conditions and the global credit and equity markets will require changes to the planned restructuring, and the risk that we are not able to realize the savings expected from the restructuring activities.

In addition, other risks that Agilent faces in running its operations include the ability to execute successfully through business cycles while it continues to implement cost reductions; the ability to meet and achieve the benefits of its cost-reduction goals and otherwise successfully adapt its cost structures to continuing changes in business conditions; ongoing competitive, pricing and gross-margin pressures; the risk that our cost-cutting initiatives will impair our ability to develop products and remain competitive and to operate effectively; the impact of geopolitical uncertainties and global economic conditions on our operations, our markets and our ability to conduct business; the ability to improve asset performance to adapt to changes in demand; the ability to successfully introduce new products at the right time, price and mix; and other risks detailed in Agilent’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended October 31, 2009. Forward-looking statements are based on the beliefs and assumptions of Agilent’s management and on currently available information. Agilent undertakes no responsibility to publicly update or revise any forward-looking statement.

# # #

(1) Adjusted net income and adjusted net income per share are non-GAAP measures. Each of these measures is defined to exclude primarily the impacts of restructuring and asset impairment charges, transformation initiatives, non-cash intangibles amortization as well as disposals of businesses net of their tax effects. A reconciliation between adjusted net income and GAAP net income is set forth on page 4 of the attached tables along with additional information regarding the use of this non-GAAP measure.

(2) Return On Invested Capital is a non-GAAP measure and is defined as income (loss) from operations less other (income) expense and taxes, annualized, divided by the average of the two most recent quarter-end balances of assets less net current liabilities. The reconciliation of ROIC can be found on page 5 of the attached tables, along with additional information regarding the use of this non-GAAP measure.

(3)Adjusted net income per share as projected for Q210 and full fiscal year 2010 is a non-GAAP measure which excludes primarily the impacts of future restructuring and asset impairment charges and non-cash intangibles amortization. Most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to GAAP amounts has been provided. Future amortization of intangibles is expected to be approximately $10 million per quarter.

NOTE TO EDITORS: Further technology, corporate citizenship and executive news is available on the Agilent news site at www.agilent.com/go/news.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

PRELIMINARY

	Three Months Ended
	January 31,		Percent
	2010	2009	Inc/(Dec)

Orders	$1,220	$1,115	9%

Net revenue	$1,213	$1,166	4%

Costs and expenses:
Cost of products and services	553	577	(4)%
Research and development	149	169	(12)%
Selling, general and administrative	417	396	5%
Total costs and expenses	1,119	1,142	(2)%

Income from operations	94	24	292%

Interest income	3	14	(79)%
Interest expense	(23)	(23)	—
Other income (expense), net	9	12	(25)%

Income before taxes	83	27	207%

Provision for taxes	4	(37)	(111)%

Net income	$79	$64	23%

Net income per share:
Basic	$0.23	$0.18
Diluted	$0.22	$0.18

Weighted average shares used in computing net income per share:
Basic	348	351
Diluted	354	352

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(In millions, except par value and share amounts)

(Unaudited)

PRELIMINARY

	January 31,	October 31,
	2010	2009
ASSETS

Current assets:
Cash and cash equivalents	$2,481	$2,479
Restricted cash and cash equivalents	1,553	—
Short-term investments	12	14
Accounts receivable, net	628	595
Inventory	548	552
Other current assets	297	321
Total current assets	5,519	3,961

Property, plant and equipment, net	837	845
Goodwill	657	655
Other intangible assets, net	148	167
Restricted cash and cash equivalents	11	1,566
Long-term investments	154	163
Other assets	273	255
Total assets	$7,599	$7,612

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$315	$307
Employee compensation and benefits	271	336
Deferred revenue	300	285
Short-term Debt	1,501	1
Other accrued liabilities	162	194
Total current liabilities	2,549	1,123

Long-term debt	1,410	2,904
Retirement and post-retirement benefits	491	498
Other long-term liabilities	551	573
Total liabilities	5,001	5,098

Stockholders’ equity:
Preferred stock; $0.01 par value; 125 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 2 billion shares authorized; 571 million shares at January 31, 2010 and 566 million shares at October 31, 2009 issued	6	6
Treasury stock at cost; 223 million shares at January 31, 2010 and 220 million shares at October 31, 2009	(7,727)	(7,627)
Additional paid-in capital	7,673	7,552
Retained earnings	2,839	2,760
Accumulated other comprehensive loss	(201)	(185)
Total Agilent stockholders’ equity	2,590	2,506
Non-controlling interest	8	8
Total stockholders’ equity	2,598	2,514
Total liabilities and stockholders’ equity	$7,599	$7,612

The preliminary balance sheet is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In millions)

(Unaudited)

PRELIMINARY

Three Months
Ended
January 31,
2010
Cash flows from operating activities:
Net income	$79

Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation and amortization	40
Share-based compensation	25
Deferred taxes	84
Excess and obsolete and inventory-related charges	6
Asset impairment charges	19
Changes in assets and liabilities:
Accounts receivable	(42)
Inventory	(1)
Accounts payable	8
Employee compensation and benefits	(61)
Income taxes and other taxes payable	(7)
Other assets and liabilities	(120)
Net cash provided by operating activities (a)	30

Cash flows from investing activities:
Investments in property, plant and equipment	(25)
Proceeds from sale of investment securities	4
Change in restricted cash and cash equivalents	2
Acquisition of businesses and intangible assets, net of cash acquired	(12)
Net cash used in investing activities	(31)

Cash flows from financing activities:
Net issuance of common stock under employee stock plans	103
Treasury stock repurchases	(100)
Net cash provided by financing activities	3

Effect of exchange rate movements	—

Net increase in cash and cash equivalents	2

Cash and cash equivalents at beginning of period	2,479

Cash and cash equivalents at end of period	$2,481

(a) Cash payments included in operating activities:
Restructuring payments	40
Income tax payments	22

The preliminary cash flow is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

ADJUSTED NET INCOME AND DILUTED EPS RECONCILIATIONS

(In millions, except per share amounts)

(Unaudited)

PRELIMINARY

	Three Months Ended
	January 31,
	2010	Diluted EPS	2009	Diluted EPS

Net income per GAAP	$79	$0.22	$64	$0.18
Non-GAAP adjustments:
Restructuring and other related costs	34	0.10	42	0.12
Asset impairments	14	0.04	14	0.04
Intangible amortization	10	0.03	12	0.03
Transformation initiatives	9	0.03	—	—
Litigation settlement	(1)	—	—	—
Patent litigation judgement	—	—	(6)	(0.02)
Business divestitures	1	—	—	—
Varian acquisition and integration costs	17	0.05	—	—
Other	2	0.01	2	0.01
Adjustment for taxes	(30)	(0.10)	(56)	(0.16)
Adjusted net income	$135	$0.38	$72	$0.20

We provide adjusted net income and adjusted net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to the amortization of intangibles, the impact of restructuring charges, the acquisition of Varian, Inc., and the sale of our businesses. Some of the exclusions, such as impairments, may be beyond the control of management. Further, some may be less predictable than revenue derived from our core businesses (the day to day business of selling our products and services). These reasons provide the basis for management’s belief that the measures are useful.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as amortization of intangibles and restructuring charges can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary adjusted net income and diluted EPS reconciliation is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

RECONCILIATION OF ROIC

(In millions)

(Unaudited)

Preliminary

	CAG	LSG	EMG	Agilent		CAG	LSG	EMG	CAG	LSG	EMG
	Q1’10	Q1’10	Q1’10	Q1’10		Q1’09	Q1’09	Q1’09	Q4’09	Q4’09	Q4’09
Numerator:
Adjusted income(loss) from operations	$67	$55	$58	$181		$57	$44	$(6)	$62	$47	$40
Less:
Taxes and Other (income)/expense	14	9	5	30		15	10	(6)	13	8	3

Segment return	53	46	53	151	(a)	42	34	—	49	39	37

Segment return annualized	$212	$184	$212	$604		$168	$136	$—	$196	$156	$148

Denominator:
Segment assets (b)	$529	$1,162	$2,243	$3,934		$490	$1,074	$2,286	$463	$1,019	$2,084
Less:
Net current liabilities (c)	148	221	515	886		110	175	546	137	206	578
Invested capital	$381	$941	$1,728	$3,048		$380	$899	$1,740	$326	$813	$1,506

Average invested capital	$354	$877	$1,617	$2,844		$375	$857	$1,734	$332	$815	$1,538

ROIC	60%	21%	13%	21%		45%	16%	0%	59%	19%	10%

Historical amounts are reclassified to conform with current period presentation

ROIC calculation:(annualized current quarter segment return)/(average of the two most recent quarter-end balances of Segment Invested Capital)

(a)	Agilent return is equal to adjusted net income from operations of $135 million plus net interest expense after tax of $16 million.
Please see “Adjusted Net Income and Diluted EPS Reconciliations” for a reconciliation of adjusted net income from operations to GAAP income(loss) from operations.
(b)	Segment assets consist of inventory, accounts receivable, property plant and equipment, gross goodwill and other intangibles, deferred taxes and allocated corporate assets.
(c)	Includes accounts payable, employee compensation and benefits, deferred revenue, other accrued liabilities and allocated corporate liabilities.

Return on invested capital (ROIC) is a non-GAAP measure that management believes provides useful supplemental information for management and the investor.  ROIC is a tool by which we track how much value we are creating for our shareholders.  Management uses ROIC as a performance measure for our businesses, and our senior managers’ compensation is linked to ROIC improvements as well as other performance criteria.  We believe that ROIC provides our management with a means to analyze and improve their business, measuring segment profitability in relation to net asset investments.  We acknowledge that ROIC may not be calculated the same way by every company.  We compensate for this limitation by monitoring and providing to the reader a full GAAP income statement and balance sheet.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures.  They should be read in conjunction with the GAAP financial measures.  It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary reconciliation of ROIC is estimated based on our current information.